Exhibit 99.1

Public Energy Solutions

Combined Financial Statements

As of December 31, 2006 and for the

year ended December 31, 2006 and

unaudited combined financial

statements as of June 30, 2007 and for

the six months ended June 30, 2006 and 2007

Report of Independent Auditors

To the Members of

Public Energy Solutions:

In our opinion, the accompanying combined balance sheet and the related combined statement of operations, changes in members’ capital and of cash flows present fairly, in all material respects, the financial position of Public Energy Solutions, LLC, Public Electric, Inc., and PES NY, LLC (collectively referred to as “Public Energy Solutions”) at December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

October 19, 2007

PUBLIC ENERGY SOLUTIONS

COMBINED BALANCE SHEET

(in thousands, except share data)

	As of December 31, 2006	As of June 30, 2007
		(As restated) (Unaudited)
Assets
Current assets
Cash and cash equivalents	$542	$337
Accounts receivable, net	984	1,297
Inventory, net	375	253
Deferred cost	285	693
Other current assets	171	61

Total current assets	2,357	2,641
Property and equipment, net	11	66
Intangible assets, net	754	726
Other assets	82	100

Total assets	$3,204	$3,533

Liabilities and members’ capital
Current liabilities
Accounts payable	$841	$892
Deferred revenue	496	1,206
Accrued expenses	129	319
Debt	1,624	1,583
Other current liabilities	157	168

Total current liabilities	3,247	4,168
Long-term liabilities
Deferred revenue	2,486	2,942

Total long-term liabilities	2,486	2,942
Commitments and contingencies (See Note 7)
Members’ capital
Capital stock, no stated value, authorized 1,000 shares, issued and outstanding 100 shares as of December 31, 2006 and June 30, 2007 (unaudited)	5	5
Accumulated deficit	(2,534)	(3,582)

Total members’ capital	(2,529)	(3,577)

Total liabilities and members’ capital	$3,204	$3,533

The accompanying notes are an integral part of these combined financial statements.

PUBLIC ENERGY SOLUTIONS

COMBINED STATEMENT OF OPERATIONS

(in thousands)

	Year Ended December 31, 2006	Six Months Ended June 30,
		2006	2007
		(As restated) (Unaudited)
Revenue	$7,790	$2,877	$2,225
Cost of revenue	5,430	2,517	1,710

Gross profit	2,360	360	515
Operating expenses
General and administrative expenses	2,903	1,594	1,089
Marketing and selling expenses	962	180	402

Operating loss	(1,505)	(1,414)	(976)
Interest expense, net	140	63	72

Net loss	$(1,645)	$(1,477)	$(1,048)

The accompanying notes are an integral part of these combined financial statements.

PUBLIC ENERGY SOLUTIONS

COMBINED STATEMENT OF CHANGES IN MEMBERS’ CAPITAL

(in thousands)

Balances at December 31, 2005	$(884)
Allocated net loss	(1,645)

Balances at December 31, 2006	(2,529)
Allocated net loss, as restated (unaudited)	(1,048)

Balances at June 30, 2007, as restated (unaudited)	$(3,577)

The accompanying notes are an integral part of these combined financial statements.

PUBLIC ENERGY SOLUTIONS

COMBINED STATEMENT OF CASH FLOWS

(in thousands)

	Year Ended December 31, 2006	Six Months Ended June 30,
		2006	2007
		(As restated) (Unaudited)
Cash flows from operating activities
Net loss	$(1,645)	$(1,477)	$(1,048)
Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization	62	31	33
Changes in operating assets and liabilities
Accounts receivable, net	(457)	(1,434)	(313)
Inventory, net	(189)	(234)	122
Deferred cost and other assets	(192)	(605)	(316)
Accounts payable	(252)	379	51
Deferred revenue	2,979	2,311	1,166
Accrued expenses	(60)	708	191
Other current liabilities	(49)	102	11

Net cash provided by (used in) operating activities	197	(219)	(103)
Cash flows from investing activities
Cash paid for acquisition	(1,050)	(1,050)	—
Purchases of property and equipment	—	—	(61)

Net cash used in investing activities	(1,050)	(1,050)	(61)
Cash flows from financing activities
Proceeds from debt	2,225	2,224	202
Repayment of debt	(1,246)	(1,001)	(243)

Net cash provided by (used in) financing activities	979	1,223	(41)
Net change in cash and cash equivalents	126	(46)	(205)
Cash and cash equivalents at beginning of year	416	416	542

Cash and cash equivalents at end of year	$542	$370	$337

Cash paid for interest	$142	$64	$73

The accompanying notes are an integral part of these combined financial statements.

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

1.	Description of Business, Basis of Presentation, Liquidity, and Summary of Significant Accounting Policies

Description of Business

Public Energy Solutions, LLC, Public Electric, Inc. and PES NY, LLC are a group of related entities under common control. As such, these entities are presented as combined and treated as a single entity for financial reporting purposes (collectively, the “Company” or “Public Energy Solutions”). Public Electric, Inc. and PES NY, LLC are entities with no stand-alone operating activity outside the combined entities since inception.

The Company provides (i) electric capacity to its utility customers during periods of peak energy demand and (ii) energy infrastructure management to a portfolio of residential and commercial customers through lighting efficiencies and upgrades. These lighting upgrades allow customers to reduce energy costs.

Basis of Presentation

The combined financial statements of the Company include the accounts of the three related entities under common control. The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. All entries required for the fair presentation of the financial statements are of a normal recurring nature. Intercompany transactions and balances are eliminated.

Liquidity

The Company had negative working capital and was in default of certain financial covenants related to its debt as of December 31, 2006. As further discussed in Note 11 the Company was acquired by Comverge on September 29, 2007. On October 1, 2007, the Company’s outstanding debt balance was paid in full.

Unaudited interim combined financial statements

Data and information as of and for the six months ended June 30, 2006 and 2007 are unaudited. In the opinion of management, the unaudited interim combined financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for this period.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expense during the reporting periods. Actual results could differ from those estimates.

Comprehensive Income

Statement of Financial Accounting Standards (“SFAS”) No. 130, Reporting Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. There was no difference between the Company’s net loss and its total comprehensive loss for the year ended December 31, 2006 and the six months ended June 30, 2006 and 2007.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash and demand deposits in banks.

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on specific identification of accounts considered to be doubtful of collection as well as historical experience. As of December 31, 2006 and June 30, 2007, there were $8 and $0, respectively, identified as doubtful of collection.

Accounts receivable are written-off against the allowance when the Company believes an account, or portion thereof, is no longer collectible.

Inventory

Inventories are primarily comprised of purchased lighting equipment and are stated at the lower of cost or market. Inventory cost is determined on the basis of specific identification based on acquisition cost, and due provision is made to reduce all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values. As of December 31, 2006 and June 30, 2007, there were no inventories identified as slow-moving, obsolete or unusable.

Property and Equipment, net

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the life of the lease or the life of the asset. Repairs and maintenance costs are expensed as incurred. When the property or equipment is retired or otherwise disposed of, related costs and accumulated depreciation are removed from the accounts with any resulting gain or loss recognized in current operations.

Intangible Assets, net

Intangible assets represent an acquired contract which is presented at fair value at acquisition date. The Company amortizes acquired contracts over the estimated useful life of each contract using the straight-line method, which approximates the expected life of each contract. The amortization expense related to acquired contracts are recorded in the general and administrative expense line item in the combined statement of operations.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount should be assessed by comparing their carrying value to the undiscounted estimated future net operating cash flows expected to be derived from such assets. If such evaluation indicates a potential impairment, a discounted cash flow analysis is used to measure fair value in determining the amount of these assets that should be written off.

Fair Value of Financial Instruments

The carrying values reported for cash equivalents, accounts receivable, accounts payable and accrued expenses approximated their respective fair values at each balance sheet date due to the short-term maturity of these financial instruments.

Revenue Recognition

In accordance with Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition, the Company recognizes revenues when the following criteria have been met: delivery has occurred, the price is fixed and determinable,

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

collection is probable, and persuasive evidence of an arrangement exists. Where final acceptance of the deliverable is specified by the customer, the Company defers corresponding revenue until all acceptance criteria have been met.

The Company enters into agreements to provide demand electric load reduction services to utilities or commercial and industrial end customers. Electric load reduction revenues are earned based on the Company’s ability to achieve committed capacity through load reduction. In order to provide capacity, the Company delivers and installs demand side management measures to a portfolio of commercial and industrial end customers. The electric load reduction contracts require the Company to provide electric capacity through demand reduction to utility customers, and include a measurement and verification of such capacity in order to determine contract consideration. In accordance with SAB 104, the Company recognizes revenue and associated cost of revenue in its electric load reduction services at such time as the capacity amount is fixed and determinable. If the revenue is subject to penalty, refund or an ongoing obligation, the revenue is deferred until the contingency is resolved and/or the Company has met its performance obligation. As of December 31, 2006 and June 30, 2007, the Company has long-term deferred revenue of $2,486 and $2,942 due to unresolved contingencies.

Revenue from time-and-materials service contracts are recognized as services are provided. Revenue from maintenance contracts is recognized on a straight-line basis over the life of the contract.

Certain contracts are accounted for in accordance with EITF No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF No. 00-21 requires that the Company assess whether the different elements qualify for separate accounting. The separate deliverables in these arrangements meet the separation criteria. Accordingly, revenue is recognized for each element by applying the residual method under EITF No. 00-21 since there is objective evidence of fair value of only the undelivered item. The amount allocated to the delivered item is limited to the amount that is not contingent upon the delivery of the additional element.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalent balances with a high-quality financial institution, and consequently, such funds are subject to minimal credit risk. The Company derives a significant portion of its revenue from services that it provides to electricity providers such as utilities and commercial and industrial end customers. Changes in economic conditions and unforeseen events could occur and reduce consumers’ use of electricity. The Company ‘s business success depends in part on its relationships with a limited number of large customers. During the year ended December 31, 2006, the Company had one customer which accounted for 75% of the Company’s total revenue. The total accounts receivable from this customer was $667 as of December 31, 2006. No other customer accounted for more than 10% of the Company’s total revenue in 2006. During the six months ended June 30, 2006, the Company had one customer which accounted for 83% of the Company’s total revenue. The total accounts receivable from this customer was $1,604 at June 30, 2006. During the six months ended June 30, 2007, the Company had one customer which accounted for 94% of the Company’s total revenue. The total accounts receivable from this customer was $1,270 as of June 30, 2007. No other customer accounted for more than 10% of the Company’s total revenue during the six months ended June 30, 2006 or 2007.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense was $136 for the year ended December 31, 2006 and $84 and $119 for the six months ended June 30, 2006 and 2007, respectively.

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

Income Taxes

The two limited liability companies, with the consent of its members, have elected under the Internal Revenue Code to be taxed as a partnership. Accordingly, income is allocated to the members for inclusion in their tax returns and no provision or liability for federal and state income taxes has been included in the combined financial statements. Public Electric, Inc. is a C corporation. The sole tax attribute of the C corporation is an immaterial net operating loss carryforward. The Company has recorded a full valuation allowance against the net operating loss carryforward since the realization of any future tax benefit cannot be sufficiently assured.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in GAAP and expands disclosure related to the use of fair value measures in financial statements. SFAS No. 157 does not expand the use of fair value measures in financial statements, but standardizes its definition and guidance in GAAP. The Standard emphasizes that fair value is a market-based measurement and not an entity-specific measurement based on an exchange transaction in which the entity sells an asset or transfers a liability (exit price). SFAS No. 157 establishes a fair value hierarchy from observable market data as the highest level to fair value based on an entity’s own fair value assumptions as the lowest level. SFAS No. 157 is to be effective for the Company’s financial statements issued in 2008. The Company believes that SFAS No. 157 will not have a material impact on its combined financial statements.

2.	Restatement of interim combined financial statements

The accompanying combined financial statements for the six months ended June 30, 2006 and 2007 have been restated from those previously issued to correct the accounting for certain contractual commitments. The Company re-evaluated its accounting for certain contractual commitments related to installation requirements for a service arrangement as of June 30, 2006 and 2007. Upon completion of such evaluation, it was determined that certain payments needed to be accrued at each of the interim periods. The correction of the error results in an increase to net loss of $751 and $208 as of June 30, 2006 and 2007, respectively.

Accordingly, the Combined Statements of Operations for the six months ended June 30, 2006 and 2007, the Combined Balance Sheet as of June 30, 2007, the June 30, 2007 balance in the Combined Statement of Changes in Members’ Capital, and the Combined Statement of Cash Flows for the six months ended June 30, 2006 and 2007 have been restated to reflect the correction of the error as follows.

	June 30, 2006		June 30, 2007
	As previously reported	As restated	As previously reported	As restated
Combined Statement of Operations:
Gross profit	1,111	360	723	515
Operating loss	(663)	(1,414)	(768)	(976)
Net loss	(726)	(1,477)	(840)	(1,048)

Combined Balance Sheet/Members’ Capital:
Total liabilities			$3,960	$4,168
Total members’ capital as of June 30, 2007			(3,369)	(3,577)

Combined Statement of Cash Flows:
Net loss	$(726)	$(1,477)	$(840)	$(1,048)
Changes in operating assets and liabilities— Accrued expenses	(43)	708	(17)	191

All footnotes impacted by the restatement have also been restated to reflect the corrected amounts.

3.	Acquisition

The Company purchased a wholly owned subsidiary of an energy service company on October 28, 2005. The total purchase price was $1,050 which was paid in 2006. The source of funds for the acquisition of this energy service company subsidiary was comprised of $350 of cash and $700 of proceeds from debt.

The Company allocated the purchase price to the tangible asset and intangible asset acquired based on their estimated fair values. The intangible asset was identified as a customer contract with a finite useful life. There was no excess purchase price over net assets, thus no goodwill was recorded. The fair value assigned to the intangible asset was based on estimates and assumptions determined by management. The purchased intangible asset has a finite life and is amortized on a straight-line basis over its useful life. The total purchase price has been allocated as follows:

Current asset	$230
Acquired contract	820

Total assets acquired	1,050

Total liabilities assumed	—

Net assets acquired	$1,050

4.	Other Current Assets

Other current assets as of December 31, 2006 and June 30, 2007 consisted of the following:

	December 31, 2006	June 30, 2007
Deposits	$160	$50
Prepaid commissions	11	11

	$171	$61

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

5.	Property and Equipment, net

Property and equipment as of December 31, 2006 and June 30, 2007 consisted of the following:

	Estimated Useful Life (in years)	December 31, 2006	June 30, 2007
Office furniture and other equipment	3-5	$52	$52
Automobiles	3-5	18	76
Computers	3-5	15	17

Property and equipment, gross		85	145
Accumulated depreciation		(74)	(79)

Property and equipment, net		$11	$66

Depreciation expense was $5 for the year ended December 31, 2006 and $3 and $5 for the six months ended June 30, 2006 and 2007.

6.	Intangible Assets, net

Intangible assets and accumulated amortization as of December 31, 2006 and June 30, 2007 consisted of the following:

	Estimated Useful Life (in years)	December 31, 2006	June 30, 2007
Acquired contract	15	$820	$820
Accumulated amortization		(66)	(94)

Net amount		$754	$726

The Company uses the straight-line method of computing amortization expense. Amortization expense for the year ended December 31, 2006 was $57 and was $28 for the six months ended June 30, 2006 and 2007. Estimated amortization expense for the next five years is as follows:

Year Ended December 31,
2007	$57
2008	57
2009	57
2010	57
2011	57
Thereafter	469

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

7.	Commitments and Contingencies

Operating Leases

The Company leases office space. Rental lease expense was approximately $98 for the year ended December 31, 2006. Estimated future minimum rental payments under the non-cancelable operating leases in effect as of December 31, 2006 were as follows:

Year Ended December 31,
2007	$81
2008	69
2009	16
2010	—
2011	—

Legal Proceedings

The Company is involved in legal proceedings arising in the normal course of business. While the Company cannot predict the outcome of these proceedings, management does not believe, based on information presently available, that any of these proceedings will have a material impact on its financial position, results of operations, or cash flows. However, the Company cannot be certain of the eventual outcome and any adverse results in these or other matters that may arise from time to time.

8.	Debt

The following table summarizes the Company’s debt balances at December 31, 2006 and June 30, 2007:

	December 31, 2006	June 30, 2007
Line of Credit	$700	$850
TD Banknorth Capital Expenditure Line of Credit	—	52
First Term Loan	467	292
Second Term Loan	457	389

Total debt	$1,624	$1,583

On April 10, 2006, the Company entered into a senior debt agreement (“senior debt agreement”) with a United States commercial bank. The senior debt agreement is collateralized by virtually all of the assets of the Company as well as certain assets of its members. The senior debt agreement provides for a revolving line of credit of $700 (“line of credit”), a term loan of $700 (“first term loan”), and an additional term loan of $549 (“second term loan”). The senior debt agreement contains customary financial and restrictive covenants, including maintenance of a minimum debt service coverage ratio, a minimum current ratio, and a minimum leverage ratio. The senior debt agreement also prohibits capital distributions to members.

The line of credit was entered into to provide the Company with short-term working capital needs. The line of credit bears interest at the Prime Rate plus 1% for outstanding balances. The interest rate at December 31, 2006 was 9.25%. As of December 31, 2006, the Company had no borrowing availability under the line of credit. In 2007, the Company entered into an agreement to extend the line of credit to $950. As of June 30, 2007 the Company had borrowing availability of $100.

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

The TD Banknorth Capital Expenditure line of credit was entered into to provide the Company with funds primarily for the acquisition of equipment. The line of credit bears interest at the Prime Rate plus 1% for outstanding balances. As of June 30, 2007, the Company had $198 of borrowing availability under the line of credit.

The first term loan was entered into to provide the funds for the acquisition completed during 2005. The tem loan is due and payable on April 1, 2008. The Company makes equal monthly payments on the term loan of $29 plus interest. The term loan bears interest at the Prime Rate plus 1%. The interest rate at December 31, 2006 was 9.25%. The Company may prepay the term loan with no penalty.

The second term loan is due and payable on November 1, 2008. The Company makes equal monthly payments on the term loan of $11 plus interest for the period May 1, 2006 through April 1, 2008. For the period May 1, 2008 through November 1, 2008, the Company will make monthly payments of $41 plus interest. The term loan bears interest at a fixed rate per annum of 8%. The Company will be assessed a prepayment penalty if it elects to prepay the term loan.

Upon entering into the senior debt agreement in April 2006, the Company paid the outstanding balance on an existing term loan and line of credit, both with a separate United States commercial bank. The payments constitute an extinguishment of debt; however, no gain or loss was recognized as total payments equaled the outstanding balance.

The Company had $900 of irrevocable letters of credit available for issuance with another financial institution as of December 31, 2006 and June 30, 2007.

The Company is in default of certain financial covenants as of December 31, 2006. Accordingly, all the outstanding debt is classified as current. All outstanding debt was repaid on October 1, 2007 as a condition of closing the acquisition of the Company by Comverge, Inc. (See Note 11).

9.	Members’ Capital

For the two limited liability companies, each member’s percentage interest is determined by the allocation specified in the operating agreement for the entities. Ownership is expressed in percentage interest rather than shares or units. There is no difference in class, rights, preferences, or privileges within the ownership percentages. Capital contributions historically have been made in cash. Additional contributions may be made by members, upon written consent of the manager, in order to provide additional funds for business purposes. The manager is defined as the person who directs, manages, and controls the business of the Company to the best of his or her ability. As specified in the operating agreements, no member is obligated personally for any debts, obligations, or liabilities of the entities or any other member.

The Company has one manager. In the event that a manager ceases to hold office, a new manager will be elected by the affirmative vote of members holding a majority of percentage interest. The manager may be removed at any time by the affirmative vote of members holding a majority of the percentage interests. The manager receives compensation for his services as determined by members holding a majority of the percentage interests.

Net income (loss) is allocated to the members in proportion to their respective percentage interests. Distributions of net operating cash flow are made to the members at reasonable intervals, as determined by the manager, in

PUBLIC ENERGY SOLUTIONS

NOTES TO COMBINED STATEMENTS

(in thousands, except share data. All information as of and for the six months ended June 30, 2006 and 2007 is unaudited.)

accordance with their percentage interests. There were no distributions made to members during the year ended December 31, 2006, or the six months ended June 30, 2006 and 2007.

Equity balances related to Public Electric, Inc. have been included in the combined statement of changes in members’ capital for presentation purposes. In addition to the 100 shares issued and outstanding for all periods presented, retained earnings of $30 as of December 31, 2005, and accumulated deficit of $36 and $29 as of December 31, 2006 and June 30, 2007, respectively, is also included in the members’ capital balance for presentation purposes.

10.	Related Party Transactions

In accordance with the operating agreement for the limited liability companies, members may request and receive interest-bearing loans from the Company. There were no member loans outstanding as of December 31, 2006 or June 30, 2007.

Additionally, as of December 31, 2006, there was a loan payable to a member of $25. This liability is included in other current liabilities of the combined balance sheet and was repaid by the Company in full in 2007.

11.	Subsequent Events

On September 29, 2007, Comverge, Inc. (“Comverge”) completed its acquisition of the Company. Comverge acquired 100% of the outstanding equity interests of the three entities comprising the Company for approximately $13,400, consisting of:

•	$9,300 in cash subject to adjustment for working capital balances as of September 29, 2007,

•	$3,000 in subordinated convertible notes due in March 2009, and

•	the issuance of 34,129 shares of Comverge common stock which had a market value of $1,100 as of September 29, 2007.

Comverge will contingently issue $850 in cash and 11,945 shares of Comverge common stock if the Company exceeds 2007 operating performance of $9,125 in revenue and $2,048 of earnings before interest, taxes, depreciation and amortization (EBITDA).

Comverge will contingently issue $150 in cash and 124,573 shares of Comverge common stock if the Company exceeds 2008 operating performance of $13,200 in revenue and $3,500 of EBITDA. Comverge will contingently issue $2,000 in cash and 68,259 shares of Comverge common stock if 2008 operating performance exceeds $15,000 in revenue and $4,500 of EBITDA.

On October 1, 2007, the Company paid in full its then outstanding debt balance of $1,247.